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                                                                     EXHIBIT 5.1
                                                                     -----------

                        [LETTERHEAD OF ALSTON & BIRD LLP]




                                  April 3, 2002

     UnumProvident Corporation
     1 Fountain Square
     Chattanooga, Tennessee 37402

          Re:  Form S-8 Registration Statement -
               UnumProvident Corporation Stock Plan of 1999
               UnumProvident Corporation 401(k) Retirement Plan (as amended on
                 February 15, 2002)
               UnumProvident Corporation Broad-Based Stock Plan of 2001(as
                 amended on February 8, 2001)
               UnumProvident Corporation Broad-Based Stock Plan of 2002 UnumProvident Corporation Employee Stock Option Plan

Ladies and Gentlemen:

          We have acted as counsel to UnumProvident Corporation, a Delaware corporation (the "Corporation"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 23,990,000 shares of the Corporation's common stock, $0.10 par value per share ("Common Stock"), that may be issued pursuant to the UnumProvident Corporation Stock Plan of 1999, the UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002), the UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001), the UnumProvident Corporation Broad-Based Stock Plan of 2002, and the UnumProvident Corporation Employee Stock Option Plan (collectively, the "Plans"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

          We have examined the Plans, the Restated Certificate of Incorporation of the Corporation, as further amended, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

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UnumProvident Corporation
April 3, 2002
Page 2

          As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

          This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

          Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

          Based on the foregoing, it is our opinion that the 23,990,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                Sincerely,

                                                ALSTON & BIRD LLP


                                                By: /s/ Michael L. Stevens
                                                    ----------------------------
                                                Michael L. Stevens, Partner